SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 2, 2011, MercadoLibre Venezuela S.A. a subsidiary of MercadoLibre, Inc. (the “Company”) entered into an agreement with Inversiones 1182450, C.A. to acquire an office property of 992 square meters in a building named Torre La Castellana, located in Avenida Eugenio Mendoza, La Castellana, Municipality of Chacao, State of Miranda, Caracas, Venezuela for approximately $6.6  million. The Company funded the purchase price with its own funds and closed on the acquisition on June 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 8, 2011	By:	/s/ Pedro Arnt
Pedro Arnt
Executive VP and Chief Financial Officer